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                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Four Oaks Fincorp, Inc. on Form S-8 of our report dated February 9, 2001 on our audits of the consolidated financial statements of Four Oaks Fincorp, Inc. as of December 31, 2000 and for the year ended December 31, 2000.

/s/ DIXON ODOM PLLC

Sanford, North Carolina
September 20, 2001